Exhibit 5.1

ATTORNEYS AT LAW 100 NORTH TAMPA STREET, SUITE 2700 TAMPA, FL 33602-5810 P.O. BOX 3391 TAMPA, FL 33601-3391 813.229.2300 TEL 813.221.4210 FAX WWW.FOLEY.COM

January 8, 2024

Generation Income Properties, Inc.

401 East Jackson Street, Suite 3300

Tampa, Florida 33602

Re:	Registration Statement on Form S-11

Ladies and Gentlemen:

We have acted as counsel to Generation Income Properties, Inc., a Maryland corporation (the “Company”), in connection with a registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form S-11 (File No. 333-274786) initially filed by the Company with the Securities and Exchange Commission (the “Commission”) on September 29, 2023 (as amended, the “Registration Statement”). The Registration Statement relates to (i) the distribution of 2,617,446 shares of common stock, $0.01 par value per share (“Common Stock”) of the Company (the “Distribution Shares”) by Modiv Operating Partnership, L.P., a Delaware limited partnership (“Modiv OP”) to the holders of units of Modiv OP, including Modiv Inc., now known as Modiv Industrial, Inc. (“Modiv”), and the subsequent distribution by Modiv to the holders of its common stock and (ii) the offer and sale, from time-to-time by the Selling Shareholder identified in the Registration Statement of up to 177,151 shares of Common Stock (the “Resale Shares”). The Distribution Shares and the Resale Shares are collectively referred to herein as the “Shares.” The number of Distribution Shares and the number of Resale Shares may be adjusted in the final prospectuses relating to the Distribution Shares and the Resale Shares, filed with the Commission in accordance the provisions of Rule 424(b) under the Securities Act, but in no event will the aggregate number of Shares registered pursuant to the Registration Statement exceed 2,794,597 Shares. The Shares are issuable to Modiv OP upon the redemption by the Company of 2,400,000 shares of the Company’s Series A Redeemable Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), as described in the Registration Statement, in a private placement transaction exempt from registration under Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents and public records as we considered necessary for the purposes of this opinion, including the following (collectively, the “Documents”): (i) the Registration Statement, (ii) the Amended and Restated Articles of Incorporation, as amended, of the Company (the “Charter”); (iii) the Articles Supplementary designating the rights, preferences and privileges of the Series A Preferred Stock (the “Articles Supplementary”), (iv) the Bylaws of the Company, as amended; (v) the Purchase Agreement (as defined in the Registration Statement) pursuant to which the shares of Series A Preferred Stock were issued by the Company to Modiv OP, (vi) resolutions adopted by the Board of Directors of the Company relating to the registration and issuance of the Shares (the “Board Resolutions”); (vii) the form of certificate, which may be used by the Company

AUSTIN BOSTON CHICAGO DALLAS DENVER	DETROIT HOUSTON JACKSONVILLE LOS ANGELES MADISON	MEXICO CITY MIAMI MILWAUKEE NEW YORK ORLANDO	SACRAMENTO SAN DIEGO SAN FRANCISCO SILICON VALLEY TALLAHASSEE	TAMPA WASHINGTON, D.C. BRUSSELS TOKYO

January 8, 2024

to evidence the Shares when and as issued, filed as Exhibit 4.1 to the Registration Statement; (viii) a certificate executed by the Secretary of the Company; and (ix) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

In expressing the opinion set forth below, we have assumed the following:

1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3. Each of the parties (other than the Company) executing any of the Documents has caused to be duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations (other than the Company’s) set forth therein are legal, valid and binding.

4. All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records and certificates of public officials reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification or amendment to the Documents, or waiver of any provision of the Documents, by action or omission of the parties or otherwise.

5. The Shares will not be issued or transferred in violation of any restriction or limitation on transfer or ownership contained in Section 4.05 of the Charter.

6. The Company will issue the Shares in accordance with the Board Resolutions, and both as of the date hereof and prior to the issuance of any Shares, the Company will have available for issuance, under the Charter, the requisite number of authorized but unissued shares of Common Stock for the issuance of the Shares.

7. The Shares, if certificated, when issued and delivered will conform to the form set forth in Exhibit 4.1 to the Registration Statement.

We have also assumed that the Registration Statement and any amendments thereto will have become effective and comply with all applicable laws and no stop order suspending the effectiveness of the Registration Statement will have been issued and remain in effect, in each case, at the time the Shares are offered and sold as contemplated by the Registration Statement.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that, the Shares, when issued and delivered by the Company upon redemption of the Series A Preferred Stock in accordance with the terms and conditions of the Articles Supplementary and for the consideration set forth therein, will be validly issued, fully paid and non-assessable.

January 8, 2024

The foregoing opinion is limited solely to the Maryland General Corporation Law, as amended, and we do not express any opinion herein concerning any other laws, statutes, ordinances, rules, or regulations. We express no opinion as to compliance with the securities (or “blue sky”) laws of the State of Maryland. The opinion expressed herein is subject to the effect of judicial decisions that may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

This opinion is issued as of the date hereof, and we assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might affect the opinion expressed herein after the date hereof. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our Firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Foley & Lardner LLP

Foley & Lardner LLP